Exhibit 10.25

Non-Employee Director Compensation Program for the 2013 Plan Year
The following compensation program is available to non-employee directors for the plan year that runs from the first day of fiscal 2013 to the last day of fiscal 2013 (the “2013 Plan Year”).
Retainers and Fees for Non-Employee Directors Other than the Chairman

•	An annual Board membership retainer of $85,000 shall be paid to each non-employee director (other than the Chairman of the Board).

◦	Payments for the 2013 Plan Year will be made in advance in four equal installments on the first trading day of each of the following months: June 2012, September 2012, December 2012, and March 2013.

◦	The first trading day of each of June 2012, September 2012, December 2012, and March 2013, is referred to herein as a “Payable Date”.

•	An annual Committee Chair retainer of $15,000 shall be paid to the Chair of each standing committee (other than the Executive Committee).

o	Payments for the 2013 Plan Year will be made in advance in four equal installments on each applicable Payable Date.

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In the event that a director’s attendance is required at more than 24 Board and committee meetings during the 2013 Plan Year, meeting fees in the amount of $1,500 shall be paid to each non-employee director (other than the Chairman) for each Board and committee meeting attended and at which a director’s attendance was required in excess of 24 meetings for such Plan Year; fees will be aggregated and payment will be made in arrears on the applicable Payable Date.

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Directors who join the Board or who are elected to a Chairmanship after the start of a quarter will receive a prorated retainer for that quarter based on the actual number of days served. The prorated quarterly payment will be paid on the next Payable Date, along with the installment due on that date.

Equity Awards for Non-Employee Directors Other than the Chairman

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Each non-employee director (other than the Chairman of the Board) shall receive a grant of restricted stock units (the “RSUs”) with a value equal to $125,000 for each plan year in which she or he serves. The number of RSUs granted shall be equivalent to $125,000 divided by the average of the closing stock price of ConAgra Foods, Inc. common stock on the NYSE for the thirty (30) trading days prior to (and not including) the date of grant and rounding to the nearest share. The RSUs will be granted upon the terms and conditions approved by the Board and consistent with the ConAgra Foods 2009 Stock Plan.

◦	The grant date for the 2013 Plan Year shall be May 29, 2012, the first trading day of fiscal 2013.

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RSUs will vest one year from the date of grant (100%), subject to continued service during the entire term. Vesting will be accelerated in the event of death or permanent disability or, in the event the director is no longer serving one year from the date of grant, vesting will be prorated 25% for each fiscal quarter during which the director served on the first day of the fiscal quarter. Should a director be newly appointed after the annual equity grant is made, then a prorata portion of the Board’s annual equity grant will be granted in connection with appointment based on the number of months remaining for the applicable Plan Year.

Chairman’s Compensation

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For the 2013 Plan Year, in lieu of the cash and equity compensation described above and payable to other non-employee directors, the Chairman shall receive a grant of RSUs with a value equal to $375,000. The number of RSUs granted shall be equivalent to $375,000 divided by the average of the closing stock price of ConAgra Foods, Inc. common stock on the NYSE for the thirty (30) trading days prior to (and not including) the date of grant and rounding to the nearest share. The RSUs will be granted upon the terms and conditions approved by the Board and consistent with the ConAgra Foods 2009 Stock Plan. The grant date for the 2013 Plan Year shall be May 29, 2012, the first trading day of fiscal 2013.
RSU Terms

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Director RSUs will vest one year from the date of grant (100%), subject to continued service during the entire term. Vesting will be accelerated in the event of death or permanent disability or, in the event the director is no longer serving one year from the date of grant (as a director or in the Chairman role), vesting will be prorated 25% for each fiscal quarter during which the director served on the first day of the fiscal quarter. Should a director be newly appointed after the annual equity grant is made, then a prorata portion of the Board’s annual equity grant will be granted in connection with appointment based on the number of months remaining for the applicable Plan Year.

Other Programs: The following additional programs are available

•	Non-Employee Directors’ Medical Plan: Non-employee directors are eligible to participate in the medical plan in accordance with the plan’s terms, with premiums paid by the directors.

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Directors’ Deferred Compensation Plan: Non-employee directors may elect to defer payment of their cash or stock compensation into the non-qualified deferred compensation plan for non-employee directors in accordance with the plan’s terms.

•	ConAgra Foods Matching Gifts Program: ConAgra Foods will match up to $10,000 of each non-employee director’s gift(s) to eligible charitable organization(s) during the 2013 Plan Year.

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Directors’ Charitable Award Program: Directors first elected to the Board prior to 2003 continue to have grandfathered participation in the Directors’ Charitable Award Program (which was discontinued in 2003).